SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


    Pursuant to  Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  March 24, 1997



                                 EuroGas, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


              Utah                    33-1381-D            87-0427676
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     (State or other                 (Commission       (IRS Identification
     jurisdiction of incorporation   File Number)       No.)
     or organization)


     942 East 7145 South, #101A, Midvale, Utah              84047
     ----------------------------------------------------------------------
     (Address of Principal Executive Offices)           (Zip Code)

     Registrant's Telephone Number, Including Area Code:   (801) 255-0862
                                                         ------------------


     ----------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)



                 ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

     EuroGas, Inc. (the "Company"), through its wholly-owned subsidiary Pol-Tex Methane Sp. z.o.o., entered into an agreement with the Polish affiliate of Texaco, Incorporated ("Texaco"), whereby Texaco will acquire the rights to appraise, operate, and develop EuroGas' Pol-Tex coal bed methane gas concession, known as 134/93 (the "Concession"). The transaction also includes the sale of approximately $200,000 in fixed assets and equipment.

     Upon approval of the agreement by the Polish Ministry of Environmental Protection, Natural Resources and Forestry ("Polish Ministry"), Texaco will make an initial payment to the Company of $500,000 and conduct a substantial initial drilling program to appraise the Concession. Drilling and testing will be completed by Texaco in accordance with a schedule to be approved by the Polish Ministry and is expected to last approximately 18 months.

     At the end of the 18-month period, Texaco can elect to continue to work on the Concession in exchange for a $2,500,000 payment to the Company. If Texaco elects to proceed, it has another 18 months to undertake development work on the Concession and then Texaco must elect whether or not to complete the acquisition of the Concession. If Texaco elects to proceed, it must pay the Company an additional $2,500,000 and 14 to 20% of the net profits from production. If Texaco elects not to proceed, the Company can reacquire the Concession.

     In addition, the Company also granted Texaco the first right of refusal to acquire control of its other coal bed methane concessions in Poland known as MMR and MMJ, at a price to be determined either by the parties or a third party appraiser. For now, the Company will continue to operate the MMR and MMJ concessions.

     The Agreement is expected to close on or before June 13, 1997. The transaction with Texaco is considered a change in form of ownership (from an operating interest to a non-operating interest with net profit payments) and therefore has no impact on the financial statements of the Company.


                    ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

EXHIBITS

                SEC
Exhibit      Reference
Number        Number               Title of Document              Location
-------      ---------    -----------------------------------     ----------
   1            10        Purchase and Sale Agreement between     This Filing
                          Texaco Slask Sp. z.oo., Pol-Tex
                          Methane Sp. z.o.o. and GlobeGas B.V.


          ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On March 28, 1997, the Company sold 500,000 shares of its common stock at a price of $5.50 per share to Bayerische Landesbank in Frankfurt, Germany for net proceeds of $2,750,000.

     Bayerische Landesbank is the second largest State Bank in Germany


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   EUROGAS, INC.



Date:  April 8, 1997               By   /s/ Hank Blankenstein
                                     --------------------------------------
                                     Hank Blankenstein, Secretary/Treasurer